UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/28/2011

Newell Rubbermaid Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9608

Delaware	36-3514169
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Glenlake Parkway
Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

770-418-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 11, 2011, Newell Rubbermaid Inc. (the "Company") issued a press release announcing that its President and Chief Executive Officer, Mark D. Ketchum, would retire in 2011.

(e) In connection with his retirement, Mr. Ketchum has entered into a Retirement Agreement and General Release (the "Retirement Agreement") with the Company dated June 28, 2011. The Retirement Agreement states that Mr. Ketchum's effective date of retirement is June 30, 2011 (the "Retirement Date"). A copy of the Retirement Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

The material terms of the Retirement Agreement are as follows: (i) eligibility for a prorated bonus payment under the Management Cash Bonus Plan for 2011 based on the number of days of service as President and Chief Executive Officer in 2011, and subject to the satisfaction of the applicable performance criteria; (ii) pursuant to the terms of the relevant grant agreements, stock options awarded to Mr. Ketchum in 2008, 2009 and 2010 will vest (to the extent not already vested) on the Retirement Date, with such options exercisable any time prior to June 30, 2016; (iii) pursuant to the terms of the grant agreement, Mr. Ketchum's continued service as a Director will count toward satisfying the vesting requirements with respect to his 2009 grants of time-based and performance-based restricted stock units ("RSUs"); and (vi) so long as Mr. Ketchum remains on the Board through the end of February 2012, (A) he will have until June 30, 2014 to exercise the stock options awarded to him in 2005, 2006 and 2007 (all of which have vested except for 80,000 stock options awarded in 2007 which will vest in February 2012) and (B) he will retain his time-based and performance-based RSUs granted in 2010 until they vest according to their terms in February 2013.

Mr. Ketchum is prohibited from competing with the Company through June 30, 2014 and is also prohibited from soliciting certain Company employees through June 30, 2013. He has agreed to advise and assist the Company in any matter as the Company may reasonably request until the 2012 Annual Meeting of Stockholders. The Retirement Agreement also contains a release of claims provision.

Item 9.01.    Financial Statements and Exhibits

Exhibit Description

10.1    Retirement Agreement dated June 28, 2011 between Newell Rubbermaid Inc. and Mark D. Ketchum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

Date: July 01, 2011	By:	/s/ John K. Stipancich
John K. Stipancich
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Retirement Agreement dated June 28, 2011 between Newell Rubbermaid Inc. and Mark D. Ketchum